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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 033-65243 of Fortis Benefits Insurance Company Variable Account C of our report dated February 28, 2003, relating to the financial statements of Fortis Benefits Insurance Company Variable Account C appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Public Accountants" in such Statement of Additional Information.

Deloitte & Touche LLP
Hartford, Connecticut
April 24, 2003